UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 3, 2005



                           ONSTREAM MEDIA CORPORATION
             (Exact name of registrant as specified in its charter)



          Florida                      000-22849                6500420146
(State or Other Jurisdiction          (Commission            (I.R.S. Employer
      of Incorporation)               File Number)           Identification No.)



                   1291 SW 29 Avenue, Pompano Beach, FL 33069
               (Address of Principal Executive Office) (Zip Code)


                                 (954) 917-6655
              (Registrant's telephone number, including area code)


                             Visual Data Corporation
         (Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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Item 1.02 Termination of a Material Definitive Agreement

      On May 18, 2005, Onstream Media Corporation (the "Company") agreed to sell its travel video library as well as associated rights with that library, including the customer contracts and related websites, for $450,000. The Company received a $50,000 deposit at the time of the initial agreement with the remaining balance due upon closing. As part of the sale, the Buyer had also agreed to pay the Company $15,000 a month for a three year period in exchange for hosting and web services for the travel video library and similar content obtained elsewhere by the Buyer.

      As of October 3, 2005, the Company and the Buyer have not closed the agreement, and the Buyer has asked for a return of the earnest money deposit as well as compensation for necessary due diligence expenses, as a result of alleged deficiencies in the nature of the assets to be transferred by the Company. The Company has denied such deficiencies, refused to return the deposit and is currently negotiating with the Buyer to reach an alternative resolution to this matter.


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             ONSTREAM MEDIA CORPORATION


      Date:  October 5, 2005                 /s/ Randy S. Selman
                                             -----------------------------------
                                             Randy S. Selman
                                             Chief Executive Officer